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                                                                    EXHIBIT 10.3


                          LOAN AND SECURITY AGREEMENT

     This is a Loan and Security Agreement (the "Agreement") entered into as of
the     day of October, 1996, by Diamond Tech One, Inc., a Delaware corporation
("Borrower") and                                    ("Lender").


                                   RECITALS

     Borrower as requested a loan (the "Loan") from Lender in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000). The Lender has agreed to extend such financing to Borrower upon the terms, and subject to the conditions, of this Agreement.

     In consideration of the mutual promises contained herein, the Borrower and the Lender agree:

     1. Agreement to Lend. Upon the terms and subject to the conditions of this Agreement, the Lender shall make the Loan and shall disburse the Loan proceeds in the full amount thereof to Borrower pursuant to wire transfer instructions from Borrower.

     2. Promissory Note. The Loan shall be evidenced by a promissory note (the "Note") of even date herewith, in the principal amount of $250,000 bearing interest at 15% per annum, maturing June 1, 1997 (the "Maturity Date"). Interest shall be payable on February 1, 1997 and June 1, 1997.

     3. Security. The Loan, in common with any Companion Loans (as hereinafter defined), shall be secured by a security interest hereby granted to Lender on the property described on Schedule A hereto (the "Collateral"). If the Collateral is not encumbered by a security interest granted to a bank or other financial institution (a "Bank") when this Agreement is executed, the Lender shall thereafter subordinate the lien of its security interest to security interests granted to Banks, securing an aggregate principal amount not exceeding $1,000,000.

     4. Guaranty and Warrant. The Loan shall be unconditionally guaranteed by SI Diamond Technology, Inc. ("SIDT"), a Texas corporation, the parent company of Borrower (the "Guaranty"). In addition to the Guaranty, SIDT shall grant Lender a presently exercisable warrant to purchase 50,000 shares of the common stock (per value $.001 per share) of SIDT (the "Warrant") dated the date of this Agreement, upon the terms and conditions therein set forth.

     5. Representation and Warranties.  Borrower represents and warrants:
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         (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly authorized to do business in the State of Texas and has full power and authority to conduct its business as presently conducted;

         (b) Borrower has full power and authority to perform its obligations under the Note and this Agreement;

         (c) other than a security interest which may be held by a Bank, Borrower owns the Collateral free and clear of any liens or encumbrances; and

         (d) this Agreement is being executed on behalf of Borrower by its duly authorized officers and such execution has been approved by all necessary and proper corporate action.

     6. Further Assurances. Whenever required to give effect to the terms of this Agreement, both parties shall timely execute such financing statements, subordination agreements or other agreements and documents as may be required. Borrower will, at any time on Lender's request, make, do, execute and deliver to Lender or any Bank, and, where appropriate, shall cause to be recorded or filed, any and all further acts, documents and assurances as may be reasonably necessary or desirable to effectuate, complete and confirm the transaction sought to be consummated hereunder.

     7. Related Loans. The Loan is identical to other loans, each dated as of the date hereof for the same amount and upon identical terms and conditions as the Loan (the "Companion Loans"). The Companion Loans are evidenced by notes identical to the Note (the "Companion Notes"). The Loan and the Companion Loans collectively, are sometimes called the "Total Loan". The Total Loan principal amount shall not, in the aggregate, exceed One Million Dollars ($1,000,000). If there are less than three Companion Loans to be made to Borrower as of the date hereof in addition to this Loan, the Borrower shall have the right to refuse to accept this Loan.

     8. Borrower's Total Loan Covenant. The Loan and each loan constituting the Total Loan shall at all times receive equal payments and benefits from the Borrower.

     9. Events of Default. The happening of any one or more of the following events shall constitute an Event of Default under this Agreement and the Note:

         a. Failure of Borrower to make any required payment of interest or other charges or fees under the Loan or any Companion Loan;

         b. Failure of Borrower to pay all accrued interest and outstanding principal on the Maturity Date (whether by acceleration or otherwise) or of any note representing a Companion Loan;



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                c. Breach of any of the terms and conditions of the Agreement or any Companion Loan agreement;

                d. Failure of SIDT to comply with any of the terms and conditions of the Guaranty and/or the Warrant.

        10. Remedies. Upon the occurrence of any Event of Default, the Lender may declare the Loan in default and shall have the right at its option to:

                a. Accelerate the maturity of the Note and demand payment of the principal sums due thereunder, with interest, reasonable costs and legal fees (whether or not suit is brought, incurred in connection with collection, trail or appeal) and enforce collection of such payment in any court of competent jurisdiction; or

                b. Exercise any other right, privilege or remedy available to Lender as may be provided by applicable law.

        11. Lender's Covenants. If any lender of a Companion Loan declares a Companion Loan to be in Default, the Lender hereunder and all Companion Loan lenders shall join in the action taken to obtain the remedy elected by the lender initiating such action. Each lender shall pay a prorata portion of the expenses of enforcing the Total Loan obligation. Once any action for collection against the Borrower, the Guarantor or the Collateral has been commenced, the lenders of the Total Loan shall take action as determined by majority vote of all lenders of the Total Loan.

        12. Exclusivity of Agreement. This Agreement and the Note are made for the sole benefit and protection of Borrower, Lender, the Companion Loan lenders and their assigns and no other person shall have any right of action hereunder.

        13. Notices to All Lenders. When the Loan and the Companion Loans are disbursed, Borrower shall promptly give notice to each lender of the name, address, telephone and fax numbers of each other lender. Borrower shall promptly notify all lenders of the occurrence of any Event of Default.

        14. Notices. All notices or other communications between Borrower and Lender shall also be given to each Companion Loan lender and may be given by hand (or courier) delivery, or by certified or registered return receipt requested mail, addressed to the appropriate party (including Companion Loan lenders) at the address designated by such party who is to receive such notice. Notices shall be deemed complete upon actual delivery.

        15. Governing Law. This Agreement and the Note shall be governed by the laws of the State of Texas, without application of conflicts of law principles.


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        16. No Oral Modification. No provision of this Agreement, or any
Companion Loan agreement, shall be amended, waived or modified except by an instrument in writing signed by the parties hereto and agreed to by the Companion Loan lenders. Waiver by Lender of any breach or default by Borrower under any of the terms of the Note or this Agreement shall not be deemed to be, not shall the same constitute a waiver of any subsequent breach or default.

        17. Severability. Inapplicability or unenforceability of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement.

        18. Funding Conditions. Lender shall not be obligated to disburse the Loan funds unless Lender shall have received the following:

                a. Certificate of Borrower's corporate resolutions authorizing the consummation of the transactions contemplated herein.

                b.   This Agreement and the Note duly executed by Borrower.

                c.   A UCC-1 Financing Statement executed by Borrower.

                d. Any other documents or instruments reasonably required by Lender to evidence the transactions contemplated hereby.

        19. Payment of Brokers. The Lender shall not be obligated to pay any fees, charges, costs or commissions in connection with the Loan, and the Borrower agrees to indemnify the Lender against and to hold the Lender harmless from any and all such fees, charges, costs, expenses or commissions.

        20. Headings. The descriptive section headings herein have been inserted for convenience of reference only and shall not be deemed to limit or otherwise affect the construction or interpretation of any provision of this Agreement.

        21. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one Agreement.

        Executed as of the date and year first above written.


































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                                     DIAMOND TECH ONE, INC.
                                     12100 Technology Boulevard
                                     Austin, Texas 78727


                                     By:
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                                        ZVI YANIV

                                     Attest:
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                                            Secretary

                                              (SEAL)

                                     LENDER

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                                     Name:
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                                     Title:
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                                     Address:
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